 Exhibit 99.1

PHARMA-BIO SERV, INC. PROVIDES OPERATIONAL UPDATE FOLLOWING HURRICANE MARIA

September 28, 2017

DORADO, PUERTO RICO / September 28, 2017 / Pharma-Bio Serv, Inc. ("Pharma-Bio Serv" or the "Company") (OTCQB: PBSV), a compliance, project management and technology transfer support consulting firm that provides services to the pharmaceutical, biotechnology, chemical, medical device, cosmetic, food and allied products industries, today announced an update regarding operations following Hurricane Maria.

First and foremost, our personnel have been safely accounted for and many have returned to work in our Dorado office as we work towards resuming normal operations.

Pharma-Bio Serv’s corporate offices, assets and laboratory in Puerto Rico appear to have not suffered any structural damage during Hurricane Maria and the Company expects minimal cleanup and recovery costs. Our laboratory is running on our diesel dependent generator, which were designed to support our lab systems and personnel. Resources are being acquired to provide additional backup capabilities and we are evaluating additional alternatives for power supply and access to diesel, which are the primary challenges for all Puerto Rico businesses during this recovery. We are also utilizing our recovery location in San Juan to quickly respond in the aftermath of the hurricane. In addition, our US, Spain, Ireland and South American divisions are fully operational and are providing assistance to the workforce in Puerto Rico. We are also evaluating the use of remote facilities in the US.

Most of our customers in Puerto Rico have been contacted and are in various stages of recovery. Although we likely will continue to feel the effects of the hurricane for the next few months, we believe we will begin placing some of our resources in customer locations as early as next week.

While Puerto Rico has clearly suffered tremendously from Hurricane Maria and much of the island’s infrastructure and communication networks are still greatly impaired, we will continue working aggressively on your behalf.

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv is a compliance, project management and technology transfer support consulting firm, headquartered in Puerto Rico, with operations in the U.S., Ireland, and Spain. Pharma-Bio Serv's core business is FDA and other international regulatory compliance agency related services, with integrated portfolio services including microbiological and chemical testing services for clients in the Pharmaceutical, Biotechnology, Chemical, Medical Device, Cosmetic, Food and Allied Products industries. The Company's services also include "Pharma Serv Academy," a division that provides technical and regulatory standards seminars/training conducted by industry experts. The Company's global team includes leading engineering and life science professionals, quality assurance managers and directors.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2016, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.